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                                                                    EXHIBIT 10.3

                                                                  CONFORMED COPY





                                 WESTLAKE GROUP

                              PERFORMANCE UNIT PLAN


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                            EFFECTIVE JANUARY 1, 1991



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                                                                    CONFIDENTIAL



                                 WESTLAKE GROUP

                              PERFORMANCE UNIT PLAN

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                            EFFECTIVE JANUARY 1, 1991


1.0 PURPOSE

         1.1      The objective of the Westlake Group Performance Unit Plan (The
                  Plan) is to reward selected Key Employees with a piece of the future of the Company whose value the Key Employees help to enhance.

         1.2 The Plan is designed to provide selected Key Employees with a sense of ownership in the Company and an opportunity to benefit from the increase in the value of the Company and thus to aid in attracting and retaining Key Employees.

2.0 ADMINISTRATION

         2.1 The Chairman's Office (CO) shall have total and complete discretion to determine who receives Performance Units (PUs); the amount and value of PUs; and the time of issuance of PUs.

         2.2 No decision by CO shall be considered an ongoing rule or regulation unless so expressly stated by CO.

         2.3 Decisions and determinations of CO shall be final and binding on all parties.

3.0 VALUATION OF PUs

         3.1      PU will be assigned a base value of $1.00.

         3.2 PU will entitle Key Employee (when eligible to exercise) to a payment measured as follows:

                               Book Value at Exercise Valuation Date -- Book Value at Grant Date
                  Cash Value = ----------------------------------------------------------------- x $1.00 x # of Vested Units
                                                   Book Value at Grant Date

         3.3 Book Value to be defined by CO and determined on an annual basis and shall exclude any new infusions of capital or increases in capital through any mergers with any other company during the period between the grant date and the date of exercise.

         3.4 Each new grant will be based upon the book value as of the date of the new grant.


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         3.5      At the discretion of the CO, a dividend may be withdrawn at any time which may reduce the original book value base for any grant year. To maintain the same growth ratio as if the dividend had been left in the business, the following ratio will be applied to the book value at the exercise date. In the event of multiple dividend withdrawals during the life of the grant, this ratio will be applied each time so that the rate of growth that otherwise may have occurred without the withdrawals will remain the same.

                    Ratio (R) =  Book Value Before Dividend Withdrawal (W/D)
                                 -------------------------------------------
                                    Book Value Before W/D  --  W/D Amount

4.0 EXERCISE OF PU RIGHTS

         4.1 Vested PUs can only be converted to cash during April of each calendar year.

         4.2 Conversion of PUs to cash extinguishes all rights associated with such converted PUs.

         4.3 Upon an initial public offering of stock in any Westlake companies, a participant will be allowed to convert the value of unexercised PUs into common stock on a basis more favorable than the public offering price as determined by CO.

5.0 VESTING & AWARD CONDITIONS

         5.1 50% of PUs awarded in each grant shall be vested 2 years after the date of award (vesting date) if the employee is still employed by Westlake at such time. Vested PUs are exercisable in any April following the vesting date.

         5.2 Remaining 50% of PUs awarded in each grant shall be vested 7 years after date of award if employee is still employed by Westlake at such time. Vested PUs are exercisable in any April following the vesting date.

         5.3 Key employees awarded PUs under the 1990 grant of the plan shall be vested in 50% of PUs after 1 year from the date of award and 50% after 6 years. All subsequent grants will follow the vesting schedule above.

         5.4 If employment of participant terminates other than for death, disability, or normal retirement, participant may only exercise any vested PUs during the next exercise period. Failure to exercise during the next exercise period will result in the forfeiture of vested PUs.

         5.5 All non-vested PUs held at termination of employment except in the case of death or disability or normal retirement shall be forfeited.

         5.6 Upon total and permanent disability as determined by CO or upon death or normal retirement of a participant, all PUs become vested immediately and shall be automatically exercised during the next exercise period. In the case of death, the proceeds will be distributed to the participant's designated beneficiary.


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         5.7      All PUs must be exercised within 10 years of award pursuant to
                  IRS guidelines.

6.0 CHANGE OF OWNERSHIP

         6.1 In case of more than a 50% change in ownership of the stock or underlying assets of Westlake, a provision in the plan as determined by the CO will protect the rights of participants in previously granted awards, or the plan may be terminated with all outstanding vested units becoming eligible for exercise at a date as determined by CO.

7.0 LIMITATION OF LIABILITIES

         7.1 CO reserves the right at any time to amend or terminate the PU Plan; but such action shall not adversely affect any plan participant (or beneficiary) with respect to vested PUs previously awarded and then any outstanding units at such termination will become exercisable at a date as determined by CO.

         7.2 CO and Westlake Group of Companies shall not be liable to plan participants or beneficiaries for any decision, action or lack of action taken in connection with the PU Plan.

         7.3 The Plan shall not establish any right on the part of employees to receive PUs except as solely determined by CO.

         7.4 The Plan shall not give any employee or any other persons any rights or interest in any specific asset or assets of a Westlake Company.

         7.5 The Plan shall not in any way be evidence of any agreement or understanding, express or implied, that a Westlake Company will employ a plan participant in any particular position or at any specific rate of pay.

8.0 TAX CONSIDERATIONS

         8.1 Company is not allowed a current deduction for awards of PUs based upon current IRS guidelines.

         8.2 Employees have no taxable income until PUs are exercised or deemed exercised at date of expiration.

         8.3 Company gets a tax deduction for its taxable year which includes last day of employee's tax year in which the employee's payments becomes taxable.


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9.0 BENEFICIARY

         9.1 Each participant should select a beneficiary to receive payments payable at the first exercise period following the Key Employee's death.



                                      APPROVED:      /s/ James Chao
                                                 ----------------------
                                                 James Chao - President

                                      DATE:             1/24/92
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